Exhibit 10.24


World Kitchen, Inc.         One Pyrex Place                 607 377 8000
                            P.O. Box 1555                   fax: 607 377 8946
                            Elmira, NY  14902-1555          www.worldkitchen.com


April 26, 2001
--------------


Dennis E. Schneider


Dear Dennis:

Enclosed, as per our discussions, is a Waiver and Release Agreement. We believe that it is in your best interest to consult with your personal attorney and secure his/her advice with respect to your separation of employment and the Waiver and Release Agreement. We encourage you to do so. If you or your attorney would like to discuss the situation or the Waiver and Release Agreement, we would be happy to do so.

Further, upon separation, the following benefits shall be provided in addition to those set forth in the Waiver and Release Agreement:

Savings Plan
------------

     If you are participating in the Borden Savings Plan, your distribution options upon separation are as follows:

     If your total vested account balance is $5,000 or more. You may take your distribution at any time following the date your employment ends and age
     65. Your distribution will be in the form of a lump-sum payment. This payment may be paid directly to you or may be rolled over into an IRA or another employer's qualified plan.

     If your total vested account balance is less than $5,000. When you leave World Kitchen, your entire account balance will automatically be distributed to you in a lump-sum cash payment and taxed accordingly.

     If you have an outstanding loan balance, you will be required to repay your loan in full within 90 days of your termination date. If you do not repay your loan within 90 days, your outstanding balance will be treated as a distribution and will be subject to the same income taxes and tax penalties as other distributions and withdrawals from the Plan.


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Dennis E. Schneider
April 26, 2001
Page -2-


Disability
----------

     Eligibility for any disability plans will terminate effective your last day of employment.

Pension Plan
------------

     (Years of service 0 or less than 5 years)
     -----------------------------------------
     If you have been making contributions to the Corning Consumer products Company Pension Plan for Salaried Employees, the Company will automatically refund these contributions, along with interest, to you. The check will be mailed to you following the next valuation, to the last home address shown on Company records.

     If you have any questions regarding your pension or your Savings Plan, please call 1-800-548-2421.

BORDEN ESPP
-----------

     You are also a participant in the Borden ESPP. Your distribution elections were made prior to your enrollment and those elections are still in effect. If you have any questions. Please call Carol Bell at 614-220-5092.

If you should have any questions about the Waiver and Release Agreement or the benefits described above, please ask.

Sincerely yours,


World Kitchen. Inc.



By:
   ---------------------------


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Dennis E. Schneider
April 26, 2001
Page -3-


          GENERAL RELEASE AND WAIVER
          --------------------------

     I, Dennis E. Schneider (hereinafter "I" or "Employee") understand that my employment with World Kitchen, Inc. ("the Company" or the "Employer") will end on April 30, 2001. The Employer and Employee are also referred to herein as the "Parties". I understand that in consideration for my agreement to the following terms of this General Release and Waiver I will receive the compensation on and/or benefits described below:

     Assuming I have executed this Agreement and the seven (7) day revocation period has expired, as its consideration for this Agreement, the Employer shall continue my salary (at its current annual rate of $240,000) and health care, dental and life insurance benefits for 13 months from April 30, 2001 to May 31, 2002. Salary continuation shall be paid in installments through the normal payroll cycle, less appropriate deductions, including, without limitation, state, federal, and/or local taxes and FICA/FUDA, hereinafter the ("Separation Amount").

     In addition, the Company will provide you with outplacement services through the firm of Drake Beam Morris (DBM).

     The Separation Amount and outplacement services represent sums of money and services that I am entitled to receive only by virtue of execution of this Agreement. I acknowledge that the foregoing consideration is provided by the Employer in exchange for my waiver of claims and other covenants and promises as outlined herein and is in addition to anything of value to which I am already entitled.

     I understand and agree that I will not receive the compensation and/or benefits specified herein unless I execute this General Release and Waiver and I specifically acknowledge that but for my execution of this document I would not be entitled to receive these benefits. I agree that I will be responsible for any income tax liability which may be imposed on the Separation Amount.

     I understand that I may revoke this General Release and Waiver for a period of seven (7) days following the date I execute this General Release and Waiver. Any revocation within this period should be submitted to Raymond Kulla, General Counsel, and state "I hereby revoke my agreement to the General Release and Waiver." The revocation must be personally communicated or delivered by mail and post marked within seven (7) days of the execution of this General Release and Waiver.


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Dennis E. Schneider
April 26, 2001
Page -4-


This General Release and Waiver shall not become effective or enforceable until the revocation period has expired ("Effective Date"). If I revoke this Agreement, it shall be null and void and the obligations or entitlements of both parties under this Agreement shall be eliminated.

     As a material inducement for The Employer to enter into this Agreement, I hereby agree, acknowledge and promise to forego and waive any and all rights I may have to file a claim, action, complaint, controversy, cause of action, lawsuit, charge, complaint, suit, demand or petition ("claim" or "claims") in a court of law against the Employer, the Employer's owner, stockholders, predecessors, successors, assigns, agents, directors, officers, current and former employees, representatives, attorneys, divisions, groups, subsidiaries, affiliates and parent companies, as well as any parent companies' owners, stockholders, predecessors, successors, assigns, agents, directors, officers, current and former employees, representatives, attorneys, divisions, groups, subsidiaries and affiliates, and all persons acting by, through, under, or in concert with any of them, or any of them, (collectively, "Releasees") for any rights, claims or entitlements I claim to have against the Employer and/or Releasees, known and/or unknown, choate and/or inchoate, which I now have, own, or hold, or claim to have, own or hold, or which I at any time heretofore had, owned or held, or claimed to have, owned, at held, or which I at any time may have, own, or hold, or claim to have, own or hold against the Employer and/or Releasees, from the beginning of time to the date of this Agreement, by reason of any claims arising from or related to my employment relationship with the Employer or otherwise, any affiliate of the Employer and/or Releasees, and termination of that employment relationship and any matters or allegations which are the subject matter of the aforementioned allegations and contentions or otherwise, including any claims arising from any alleged violation by Releasees of any federal, state or local statutes, regulations, ordinances or common law causes of action in law and in equity, (and all associated claims for attorneys' fees) including but not limited to:

     1. the Federal Age Discrimination in Employment Act of 1967, as amended, which, among other things, prohibits discrimination in employment on account of a person's age:

     2. Title VII of the Civil Rights Act of 1964, as amended, which, among other things, prohibits discrimination in employment on account of a person's race, color, religion, sex or national origin;

     3. 42 U.S.C. Sec. 1981, as amended, which, among other things, prohibits certain race discrimination;

     4. the Federal Equal Pay Act of 1963, which, among other things, prohibits, under certain circumstances, discrimination in pay on the basis of sex;


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Dennis E. Schneider
April 26, 2001
Page -5-


     5. the Federal Employee Retirement Income Security Act of 1974, as amended, which, among other things, regulates pension and welfare plans and, which, among other things, prohibits interference with individual rights protected under the statute;

     6. the Americans With Disabilities Act, as amended, which, among other things, prohibits discrimination relating to employment on account of a person's handicap or disability;

     7. the Family and Medical leave Act, which, among other things, prohibits taking adverse employment actions against eligible employees taking leave from work for the birth and care of a child; placement of an adopted or foster child; the care of a parent, spouse or child with a serious health condition; or the care of the employee's own serious health condition;

     8. Executive Order 11246 (applicable to Federal Government contractors and subcontractors), which, among other things, requires affirmative action for and prohibits discrimination against individuals by reason of race and sex.

     9. the Vietnam-Era Veteran's Readjustment Assistance Act of 1974 (applicable to Federal Government contracts and subcontractors), which, among other things, requires affirmative action for and prohibits discrimination against individuals by reason of their status as a veteran or a disabled veteran;

     10. the Rehabilitation Act of 1973 (applicable to Federal Government contracts and subcontractors), which, among other things, requires affirmative action for and prohibits discrimination against individuals by reason of handicap;

     11. the Immigration and Nationality Act, as amended, which, among other things, prohibits discrimination against employees because of national origin or citizenship in hiring, recruitment, referral or discharge;

     12. the Uniform Services Employment and Reemployment Rights Act of 1944, which among other things, prohibits discrimination on account of a person's service in the uniformed services of the United States or any state;

     13. the New York State Human Rights law, as amended, which, among other things, prohibits discrimination in employment on account of a person's age, race, creed, color, national origin, sex, disability, marital status or status as an ex-offender;

     14. Section 194 of the New York State Labor Law, which, among other things, prohibits, under certain circumstances, discrimination in pay on the basis of sex;


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Dennis E. Schneider
April 26, 2001
Page -6-


     15. Section 201-d of the New York State Labor Law, which, among other things, prohibits discrimination on account of a person's political activities outside of working hours, a person's legal use of consumable products, an individual's legal recreational activities outside of working hours and an individual's membership in a labor organization or exercise of rights under the National Labor Relations Act, as amended;

     16. Section 740 of the New York State Labor Law; which, among other things, prohibits retaliatory action against an employee because of "whistle-blower" activity;

     17. any Federal, State or local law, rule, statute, ordinance, regulation, executive order or guideline, including, but not limited to, those laws specifically described above;

     18. any oral or written contract of employment with the Employer, express or implied, or any oral or written agreement, express or implied, purporting to establish terms and conditions of employment or addressing termination of employment; and

     19. any other Federal, State or local common-law causes of action related to Employee's employment with The Employer or separation from employment with The Employer.

     I ACKNOWLEDGE AND AGREE THAT THIS RELEASE SPECIFICALLY INCLUDES AND RESOLVES ANY AND ALL CLAIMS (IN ADDITION TO THESE ABOVE) FOR RELATED COSTS AND/OR ATTORNEYS' FEES.

     Execution of this Agreement by me operates as a complete bar and defense against any and all of my Claims against the Company, including but not limited to Employer and/or the other Releasees. If I should hereafter assert any of my Claims in any action, claim or proceeding against the Company or any of the Releasees, this Agreement may be raised as and shall constitute a complete bar to any such action, claim or proceeding and I agree that to the fullest extent permitted by law, the Employer and/or the other Releasees may be entitled to set off of the Separation Payment and other consideration given to me under this Agreement, against any damages I may recover in any such action or proceeding. The Employer's enforcement of its rights under this paragraph will not affect the validity and enforceability of the releases, discharges and waivers contained in this Agreement.

Dennis E. Schneider
April 26, 2001
Page -7-


     Except as provided below, I agree to release and discharge Releasees not only from any and all claims which I could make on my own behalf, but I also specifically waive any right to become, and promise not to become, a member of any class in any proceeding or case in which a claim or claims against Releasees may arise, in whole or in part, from any event which occurred as of the date of this Release. It is understood that if I, by no action of my own, become a mandatory member of any class from which I cannot opt out by operation of law or order of court, such mandatory class membership will not constitute a breach of this Release.

     I waive my right to monetary or other recovery should any federal, state or local administrative agency pursue any claims on my behalf arising out of or relating to my employment with and/or separation from employment with any of Releasees. This means that by signing this General Release and Waiver, I will have waived any right I had or have to bring a lawsuit or obtain recovery if an administrative agency pursues a claim against any of the Releasees based on any actions taken by any of the Releasees up to the date of the signing of this General Release and Waiver, and that I Will have released the Releasees of any and all claims of any nature arising up to the date of the signing of this General Release and Waiver.

     I acknowledge that I have not heretofore filed any claims against Releases in a court of law. To the extent I had previously filed other claims, I agree to take all steps necessary to dismiss that action with prejudice within ten (10) business days of the Effective Date of this Agreement and I agree that claims raised therein are released and waived by virtue of this Agreement. I further agree that no other person, organization or entity acting on my behalf and with my consent shall file such a claim against Releasees.

     Should I file a claim against Releasees with an agency or tribunal other than a court of law which claim arose prior to or on the date I signed this Agreement and which claim related in any way to my employment with the Employer, separation from employment with the Employer and/or any matters or allegations related to my employment with the Employer, I agree to irrevocably and unconditionally release, acquit, and forever discharge Releasees from any and all liability which may result from that claim (including attorney's fees, costs actually incurred, and liquidated damages), of any nature whatsoever, and will not participate in any recoveries which may result from that claim. This release includes, but is not limited to any claims arising from any alleged violation by Releasees of any federal, state or local statutes, regulations, ordinances or common law causes of action in law and in equity, including but not limited to, these causes of action listed specifically above.

     I agree that I will not voluntarily assist others in bringing any type of claims against any of the Releases, involving any matter allegedly occurring and/or occurring in the past up to the date of this Agreement or involving any continuing effects of actions or practices which arose prior to the date of this Agreement, or involving and based upon any claims, which are the subject of this Agreement, unless otherwise required by law or legal process.

Dennis E. Schneider
April 26, 2001
Page -8-


     I further agree that to my knowledge I have not sustained any disabling personal injury and/or occupational disease during my employment with the Company or due to the separation from that employment and that to my knowledge I have no personal injury and/or occupational disease which as been contributed to, or aggravated by my employment with the Company and/or the separation from that employment.

     I acknowledge that I have been advised I have twenty-one (2l) days to consider this General Release and Waiver. I acknowledge that the Company has advised me in writing of my right to consult with an attorney regarding the legal consequences of this General Release and Waiver and that I have had an opportunity to discuss the terms of this General Release and Waiver With an attorney. I understand the legal consequences of this General Release and Waiver. The Parties agree that any changes to this Agreement, material or immaterial, will not restart the running of the twenty-one (21) day period referenced herein.

     I agree that neither this General Release and Waiver, nor the furnishing of the consideration for this General Release and Waiver, shall be deemed or construed at any time to be an admission by either the Employer or myself of any improper or unlawful conduct.

     I agree that this General Release and Waiver is confidential and agree not to willfully disclose any information regarding the terms of this General Release and Waiver, except to an attorney with whom I choose to consult regarding this General Release and Waiver, my financial consultant, my spouse or as required by law. I further agree that if I violate this provision of confidentiality, I will repay the Employer the compensation paid and return the value of the benefits delineated herein. Nothing contained in this Agreement shall be deemed to restrict or prohibit me from responding to or complying with any lawful subpoena or process of law, I agree to notify and authorize my attorney to notify the Employer in writing within five (5) business days of my or my agent's receipt of any subpoena, process of law or other request seeking to discover a copy of this Agreement and will permit the Employer, alone or through its designated representative, to review and investigate and, if necessary, quash such subpoena or document request prior to any production mandated by such document. The Company shall be responsible for legal fees, costs, disbursements or other expenses in any such proceeding.

     In further consideration of the payments and benefits specified above, I agree that I will not disparage products of the Company. In addition, for a period of one (1) year from the date hereof, I will not willfully reveal or divulge to anyone, other than persons employed by the Company, confidential information relating to customers, pricing, margins, trade secrets, unless such information is readily ascertainable from published or trade sources.

Dennis E. Schneider
April 26, 2001
Page -9-


     This Agreement is made and entered into in the State of New York and shall in all respects be interpreted, enforced and governed under the laws of said State without regard to its choice of law provisions, as well as the laws of the United States of America. The language of all parts of this Agreement shall in all cases be construed as a whole and according to its fair meaning. Should any word, phrase, sentence, paragraph, clause or provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provision shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement. The Parties agree that New York State courts have exclusive jurisdiction over any claims or suits arising under this Agreement and that all such suits must be brought in the appropriate state or federal court in New York State.

     This Agreement may be executed through the use of separate signature pages is multiple originals and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement, binding on all Parties, notwithstanding that all Parties are not signatories to the same counterpart. The Parties shall exchange original signed Agreements as soon as practicable following delivery and execution as aforesaid.

BY SIGNING THIS GENERAL, RELEASE AND WAIVER, I STATE THAT:

     A.   I HAVE CAREFULLY READ IT.

     B.   I FULLY UNDERSTAND IT AND KNOW THAT I AM GIVING UP


          IMPORTANT RIGHTS AS MORE PARTICULARLY DESCRIBED IN THE GENERAL RELEASE AND WAIVER, AND PURSUANT TO ANY OTHER AGREEMENTS OR CONTRACTS I MAY HAVE WITH THE COMPANY.

     C.   AGREE WITH EVERYTHING IN IT.

     D. I HAVE BEEN ADVISED OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT.

     E. I HAVE BEEN GIVEN WHAT I CONSIDER TO BE MORE THAN A REASONABLE PERIOD OF TIME TO REVIEW AND CONSIDER THIS GENERAL RELEASE AND WAIVER BEFORE SIGNING IT, AND I UNDERSTAND THAT FOR A PERIOD OF SEVEN (7) DAYS AFTER SIGNING IT, I MAY REVOKE MY ACCEPTANCE OF IT IN THE MANNER PROVIDED IN THIS WAIVER AND RELEASE. I UNDERSTAND THAT NONE OF THE BENEFITS PROVIDED FOR HEREIN WILL BE PAID UNTIL THE SEVEN DAY REVOCATION PERIOD EXPIRES.

Dennis E. Schneider
April 26, 2001
Page -10-


      F.    HAVE SIGNED THIS GENERAL RELEASE AND WAIVER KNOWINGLY AND
            VOLUNTARILY.

      G. AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE AND WAIVER MAY NOT BE AMENDED, WAIVED, CHANGED, OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY.

                 PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES

                    A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS

                  EMPLOYEE SIGNATURE: /s/ Dennis E. Schneider
                                      -----------------------

Dated: May 11, 2001
       ------------

STATE OF  New York )
COUNTY of Broome   ) ss:

I certify that on May 11, 2001, DENNIS E. SCHNEIDER personally came before me
                  ------
and acknowledged under oath, to my satisfaction, that this person, DENNIS E. SCHNEIDER is named in and personally signed this document; and signed, sealed and delivered this document as his act and deed.


  /s/
---------------------------
     Notary Public


Dated:     4/27/01         On behalf of World Kitchen /s/ Craig A. Saline
       --------------                                 ------------------------
                                                          Craig A. Saline


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